Exhibit 99.1

Contact:	Andy Albert/John Patenaude	Rich Coyle
	Nashua Corporation	Citigate Sard Verbinnen
	847-318-1710/603-880-2145	212-687-8080
NASHUA REPORTS THIRD QUARTER 2005 RESULTS
     NASHUA, N.H., November 2, 2005 — Nashua Corporation (NASDAQ: NSHA), a manufacturer and marketer of labels, thermal specialty papers and imaging products, today announced financial results for the third quarter ended September 30, 2005.
     Net sales for the third quarter of 2005 were $74.2 million, compared to $72.1 million for the third quarter of 2004. Gross margin for the third quarter of 2005 was $12.6 million, or 17%, compared to $13.8 million, or 19.1%, for the third quarter of 2004. Pre-tax income for the third quarter of 2005 was $1.4 million compared to $2.7 million for the third quarter of 2004. Net income for the third quarter of 2005 was $0.8 million, or $0.14 per share, compared to $1.7 million, or $0.28 per share, in the third quarter of 2004. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $4.2 million for the third quarter of 2005, compared to $4.7 million for the third quarter of 2004.
     Net sales for the nine months ended September 30, 2005 were $220.7 million, compared to $216.0 million for the nine months ended October 1, 2004. Gross margin for the nine months ended September 30, 2005 was $36.2 million, or 16.4%, compared to $41.3 million, or 19.1%, for the nine months ended October 1, 2004. Pre-tax loss from continuing operations for the nine months ended September 30, 2005 was $0.9 million, compared to pre-tax income of $5.7 million for the nine months ended October 1, 2004. The results for the nine months ended September 30, 2005 also include income from discontinued operations of $1.2 million. Net income for the nine months ended September 30, 2005 was $0.6 million, or $0.10 per share, compared to $3.5 million, or $0.59 per share, for the nine months ended October 1, 2004. EBITDA was $7.3 million for the nine months ended September 30, 2005, compared to $12.3 million for the same period in 2004.
     Adjusting income (loss) to exclude incremental 2005 cost associated with the exit of the toner and developer business and certain special income items for 2004, non-GAAP adjusted pre-tax income for the third quarters of 2005 and 2004, respectively, and nine months ended September 30, 2005 and October 1, 2004, respectively, would be as follows:

U.S. $ thousands	Three months ended		Nine months ended
	9/30/2005	10/1/2004	9/30/2005	10/1/2004
Pre-tax income GAAP — Continuing Operations	$1,363	$2,713	($869)	$5,745
Expenses related to the exit of the toner business:
Accelerated depreciation	$580	—	$1,160	—
Severance	$(61)	—	$1,645	—
Retirement benefits	—	—	385	—
Annuitization of retiree death benefits	—	(923)	—	(923)
Interest income related to 1993 IRS settlement	—	(333)	—	(333)

Non-GAAP adjusted pre-tax income from continuing operations	$1,882	$1,457	$2,321	$4,489

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     Commenting on the Company’s third quarter performance, Andrew Albert, President and Chief Executive Officer of Nashua Corporation, said, “The third quarter demonstrated continued, steady progress with moderate sales growth and a sequential increase in margins from the second quarter. As reflected in the above chart, third quarter earnings, after adjusting for expenses related to the exit of the toner and developer business and certain special income items, are showing improvement. In terms of our margins, we are making headway and expect to continue the favorable trend. While positive expense control in the third quarter offset freight cost increases, the Nashua management team recognizes that continuing to improve margins is required to drive earnings growth, and we are committed to an ongoing focus in that area. Also, we will continue our process of seeking to eliminate legacy issues and exiting any business that is not predicted to make satisfactory contributions to our future performance.”
     The following are highlights of Nashua’s year to date:
•	As a percentage of sales, third quarter margins of 17.0% improved from 16.5% from the second quarter and from 15.7% in the first quarter.

•	As a percentage of sales, SG&A expenses were 14.1% in the third quarter contrasted with 14.9% and 15.2% in the second and first quarters, respectively.

•	The exit of the toner and developer business is proceeding on schedule. An executed purchase and sale agreement, subject to financing, is in place for the Nashua, New Hampshire property. The Merrimack, New Hampshire real estate is for sale and the Océ Printing Systems GmbH toner cartridge lawsuit has been settled. Negotiations for the sale of other toner and developer assets are proceeding.

•	The Label segment has completed a study of its plant configurations and labor cost structure, and is preparing to institute meaningful cost reductions.
Business Segment Highlights
     Nashua’s Label segment, which prints and converts product for the grocery, food service, retail, transportation, entertainment, and general industrial markets, reported net sales for the third quarter of 2005 of $ 26.8 million, gross margin of $ 4.2 million, or 15.5%, and pre-tax income of $1.4 million. Net sales for the third quarter of 2004 were $25.9 million, gross margin was $5.0 million, or 19.3%, and pre-tax income was $2.1 million.
     “Increased sales in the Label segment resulted mainly from greater sales in the automatic identification, pharmacy and radio frequency identification (RFID) product lines, which were partially offset by a decline of sales in the supermarket and retail shelf product lines. Albert noted, “While lower margins resulted in a lower pre-tax income for the third quarter, we had a margin increase compared to the second quarter of this year, and as we continue to pursue profitability improvement we expect margins to increase progressively quarter over quarter.”
     Commenting on Nashua’s RFID product line Albert said, “We continue to make progress in this new product line. Our account prospect list continues to grow, and RFID sales for the quarter were almost $240,000, or more than twice that of our total RFID sales for the first half of the year. As previously announced we have reached another milestone by being chosen as a preferred vendor by Alien

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Technologies®, a leading manufacturer of RFID inlets. Based on our expectations for RFID implementation we anticipate seeing continued sales growth in the RFID arena.”
     The Company’s Specialty Paper Products segment, which includes the paper coating and converting businesses, reported net sales in the third quarter of 2005 of $42.2 million, gross margin of $7.7 million, or 18.2%, and pre-tax income of $1.9 million. Net sales in the third quarter of 2004 were $41.7 million, gross margin was $7.7 million, or 18.5%, and pre-tax income was $1.6 million.
     “Increases in sales for the Specialty Paper Products segment resulted from increased sales in our retail point of sale (POS), wide format and imaging product lines, which were partially offset by a decline in sales in our thermal and carbonless product lines. Margins decreased slightly due to price increases for raw materials, which were not fully recovered from customers, and the lower absorption of costs at our facilities,” said Albert.
     “Increased profitability was generated by the improved results in the wide format and POS product lines as we focused on opportunities that provided suitable margins and value added applications,” Albert said. “Our coating operations partially offset the reduced income impact of lower volume through tight expense control. Our Specialty Paper Products segment is working on new thermal applications for gaming and POS that could enable us to better utilize assets in our converted and coated operations.”
     Nashua’s Imaging Supplies, or Toner, segment reported net sales for the third quarter of 2005 of $6.1 million, gross margin of $ 0.8 million, or 12.9%, and pre-tax income of $48,000. Net sales in the third quarter of 2004 were $5.5 million, gross margin was $1.1 million, or 19.3%, and pre-tax profit was $28,000.
     “The increase in Toner Product sales resulted mainly from incremental sales of high-speed OEM-compatible products,” indicated Albert. “Margins were impacted negatively by the depreciation of approximately $0.5 million associated with our strategic decision to exit the toner and developer business by March 31, 2006. While margins were lower, pre-tax income was slightly better than that reported last year.” Albert stated, “As previously indicated we have settled the patent lawsuit with Océ, and are no longer selling Océ compatible ST-2140 and ST-466 toner containers, and therefore we would expect Toner segment sales to decline in the fourth quarter.”
     Albert concluded, “It is my belief that we are working effectively to establish a better operating base for Nashua. Products such as RFID, pharmacy labels, POS security, thermal gaming and wide format offer compelling opportunities to grow revenue and expand margins. We will continue to pursue our strategy of acquiring assets where we can expand our product offerings, enhance our customer relationships and better utilize our infrastructure. At the same time, making difficult decisions such as seeking ways to limit pension liabilities, exiting the toner and developer business, defining other non-strategic assets and addressing labor cost issues should place Nashua on a more efficient operating platform. The combination of an increase in new product offerings that drive sales and improve margins — and the continual elimination of areas that detract from performance — places Nashua in a better strategic position to take advantage of opportunities to enhance shareholder value.”

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Use of Non-GAAP Measures
     EBITDA is presented as supplemental information that management of Nashua Corporation believes may be useful to some investors in evaluating the Company because it is widely used as a measure of evaluating a company’s operating performance, as well as to evaluate its operating cash flow. EBITDA is used by management in the computation of ratios utilized for financing purposes and for planning and forecasting in future periods. EBITDA is calculated by adding net interest expense, income tax expense, depreciation and amortization back into net income. EBITDA should not be considered a substitute either for net income, as an indicator of Nashua’s operating performance, or for cash flow, as a measure of Nashua’s liquidity. In addition, because all companies may not calculate EBITDA in exactly the same manner, the presentation here may not be comparable to other similarly titled measures of other companies.
     Non-GAAP adjusted pre-tax income is provided as supplemental information that management of Nashua Corporation believes may be useful to some investors in evaluating the Company because of the one-time events and cost which may not truly reflect the Company’s operating performance. Non-GAAP adjusted pre-tax income is calculated by adding back special costs, which include accelerated depreciation, severance and pension curtailment costs associated with the exit of the Toner business. Non-GAAP adjusted pre-tax income also adjusts income for one-time interest income and a one-time gain from the annuitization of death benefits. Non-GAAP adjusted income should not be considered a substitute either for net income, as an indicator of Nashua’s financial performance, or for cash flow, as a measure of Nashua’s liquidity.
About Nashua
     Nashua Corporation manufactures and markets a wide variety of specialty imaging products and services to industrial and commercial customers to meet various print application needs. The Company’s products include thermal coated papers, pressure-sensitive labels, bond, point of sale, ATM and wide format papers, entertainment tickets, and ribbons for use in imaging devices. Additional information about Nashua Corporation can be found at www.nashua.com.
Forward-looking Statements
     This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including earnings, revenue and profitability projections. When used in this press release, the words “should,” “expects” “will,” “plans,” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the Company’s future capital needs and resources, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new product introductions, delays or difficulties in programs designed to increase sales and profitability, general economic and industry conditions, the resolution of certain litigation matters and other risks set forth in the Company’s filings with the Securities and Exchange Commission, and the information set forth herein should be read in light of such risks. In addition, any forward-looking statements represent the Company’s estimates only as of the date of this press release and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if its estimates change.

Third Quarter 2005 Earnings Results
NASHUA CORPORATION SUMMARY RESULTS OF OPERATIONS

Periods ended September 30, and October 1, respectively	Three Months		Nine Months
Dollars in thousands, except per share amounts (Unaudited)	2005	2004	2005	2004

Net sales	$74,249	$72,120	$220,660	$215,977
Cost of products sold	61,651	58,340	184,459	174,639

Gross margin	$12,598	$13,780	$36,201	$41,338
Gross margin %	17.0%	19.1%	16.4%	19.1%

Selling, distribution and administrative expenses	10,500	11,319	32,549	33,858
Research	331	526	1,221	1,582
Loss from equity investment	—	117	—	416
Interest expense, net (1)	465	28	1,290	660
Special charges(2)	(61)	—	1,625	—
Net (gain) loss on curtailment of post retirement plans(3)	—	(923)	385	(923)

Income (loss) from continuing operations before income taxes (benefit)	1,363	2,713	(869)	5,745

Income tax provision (benefit)	520	1,044	(261)	2,204

Income (loss) from continuing operations	843	1,669	(608)	3,541

Income from discontinued operations, net of taxes(4)	—	—	1,235	—

Net income	$843	$1,669	$627	$3,541

Earnings per share:
Income (loss) from continuing operations	$0.14	$0.28	$(0.10)	$0.59
Income from discontinued operations
Income from discontinued operations	—	—	0.20	—

Net income per common share	$0.14	$0.28	$0.10	$0.59

Average common shares	6,089	6,027	6,084	5,995

Income (loss) per common share from continuing operations assuming dilution	$0.14	$0.27	$(0.10)	$0.58
Income per common share from discontinued operations assuming dilution	—	—	0.20	—

Net income per common share assuming dilution	$0.14	$0.27	$0.10	$0.58

Average common and potential common shares	6,181	6,146	6,084	6,109

(1)	Net interest expense for the three and nine months ended October 1, 2004 includes interest income of $300,000 related to interest due from the Internal Revenue Service on a 1993 tax issue resolved in favor of Nashua.

(2)	Special charges for the nine months ended September 30, 2005 represents a provision for severance related to a workforce reduction associated with our decision to exit the toner and developer business included in our Imaging Supplies segment.

(3)	Net loss on curtailment of postretirement plans for the nine months ended September 30, 2005 represents a loss related to the curtailment of pension benefits for hourly employees included in our Imaging Supplies segment. The net gain on curtailment of postretirement plans for the three and nine months ended October 1, 2004 represents a one-time non-cash pretax gain representing the difference between the removal of the retiree death benefit liability and the premium paid to Minnesota Life to assume the liability.

(4)	Net income from discontinued operations for the nine months ended September 30, 2005 represents a $1.2 million tax benefit related to the settlement of outstanding Internal Revenue Service audits.

Third Quarter 2005 Earnings Results
NASHUA CORPORATION CONDENSED CONSOLIDATED BALANCE SHEET

	(Unaudited)
	September 30	December 31
Dollars in thousands	2005	2004

Assets
Cash and cash equivalents	$1,110	$884
Restricted cash	—	1,202
Accounts receivable	33,407	33,501
Inventories	25,599	25,225
Other current assets	3,762	4,493

Total current assets	63,878	65,305

Plant and equipment, net	38,374	39,845
Goodwill, net of amortization	32,397	31,516
Intangibles, net of amortization	1,147	1,451
Other assets	14,841	12,843

Total assets	$150,637	$150,960

Liabilities and Shareholders’ Equity
Accounts payable	$17,323	$16,751
Accrued expenses	8,861	12,782
Current maturities of long-term debt	3,400	3,400
Current maturities of notes payable	333	710

Total current liabilities	29,917	33,643

Long-term debt	28,200	27,350
Notes payable	389	250
Other long-term liabilities	25,456	23,769

Total long-term liabilities	54,045	51,369

Common stock and additional capital	21,793	21,693
Retained earnings	57,891	57,264
Accumulated other comprehensive loss:
Minimum pension liability adjustment(a)	(13,009)	(13,009)

Total shareholders’ equity	66,675	65,948

Total liabilities and shareholders’ equity	$150,637	$150,960

(a)	Our minimum pension liability adjustment represents an increase in our minimum pension liability resulting from a decline in the fair market values of equities held by company-sponsored pension plans.

Third Quarter 2005 Earnings Results
NASHUA CORPORATION
RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST,
TAXES, DEPRECIATION AND AMORTIZATION

Periods ended September 30, and October 1, respectively	Three Months		Nine Months
In thousands (Unaudited)	2005	2004	2005	2004

Net income	$843	$1,669	$627	$3,541
Add back:
Interest expense, net	465	28	1,290	660
Income tax provision (benefit)	520	1,044	(1,496)	2,204
Depreciation on fixed assets	2,331	1,885	6,625	5,558
Amortization of intangible assets	80	112	303	328

Earnings before interest, taxes, depreciation and amortization	$4,239	$4,738	$7,349	$12,291

RECONCILIATION OF GAAP PRETAX INCOME TO NON-GAAP PRETAX INCOME

Periods ended September 30, and October 1, respectively	Three Months		Nine Months
In thousands (Unaudited)	2005	2004	2005	2004

Income (loss) from continuing operations before income taxes (benefit)	$1,363	$2,713	$(869)	$5,745
Add back:
Accelerated depreciation related to exit of Toner business	580	—	1,160	—
Severance related to exit of Toner business	(61)	—	1,645	—
Curtailment of postretirement benefits	—	—	385	—
Annuitization of retiree death benefits	—	(923)	—	(923)
Interest income related to 1993 IRS settlement	—	(333)	—	(333)

Non-GAAP Income from continuing operations before income taxes	$1,882	$1,457	$2,321	$4,489

Third Quarter 2005 Earnings Results
NASHUA CORPORATION SELECTED FINANCIAL DATA

Periods ended September 30 and October 1, respectively	Three Months		Nine Months
Dollars in thousands (Unaudited)	2005	2004	2005	2004

NET SALES

Label Products	$26,760	$25,903	$79,682	$77,668
Specialty Paper Products	42,230	41,689	125,895	124,094
Imaging Supplies	6,110	5,491	18,392	17,663

Reconciling Items:
Eliminations	(851)	(963)	(3,309)	(3,448)

Net sales	$74,249	$72,120	$220,660	$215,977

PRETAX INCOME

Label Products	$1,403	$2,057	$3,749	$5,978
Specialty Paper Products	1,900	1,646	3,662	5,013
Imaging Supplies (1)	48	28	(2,009)	45

Reconciling Items:
Other income (loss)(2)	—	(2)	68	(23)
Unallocated corporate expenses	(1,523)	(1,911)	(5,049)	(5,531)
Interest expense, net	(465)	(28)	(1,290)	(660)
Net loss on curtailment of post retirement plans	—	923	—	923

Total pretax income (loss)	$1,363	$2,713	$(869)	$5,745

DEPRECIATION AND AMORTIZATION

Label Products	$671	$645	$2,010	$1,883
Specialty Paper Products	755	923	2,513	2,704
Imaging Supplies	870	328	2,062	1,005
Reconciling Item:
Corporate	115	101	343	294

Total Depreciation and Amortization	$2,411	$1,997	$6,928	$5,886

INVESTMENT IN PLANT AND EQUIPMENT

Label Products	$189	$750	$926	$1,368
Specialty Paper Products	493	958	2,388	1,870
Imaging Supplies	—	117	5	252
Reconciling Item:
Corporate	5	56	71	188

Total Investment in plant and equipment	$687	$1,881	$3,390	$3,678

(1)	Imaging Supplies pretax loss for the nine months ended September 30, 2005, includes special charges of $1.6 million representing a provision for severance related to workforce reductions and a net loss on curtailment of pension plans of $.4 million both associated with our decision to exit the toner and developer business.

(2)	Represents other operating activity which falls below the quantitative threshold for a reportable segment.